UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2024

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Old Milton Pkwy., Box 1353

Alpharetta, GA 30009

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 997-8732

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	STRM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On April 29, 2024, Streamline Health Solutions, Inc. (the “Company”) issued a press release announcing fourth quarter fiscal 2023 and full year financial results for the year ended January 31, 2024. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 2.02, as well as Exhibit 99.1 referenced herein, is being “furnished” and, as such, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, unless the Company expressly so incorporates such information by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on October 24, 2023, the Company received a letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market indicating that the closing bid price of the Company’s common stock, par value $0.01 per share, had been below the minimum bid price of $1.00 per share for the previous 30 consecutive business days, which is required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was initially provided 180 calendar days, or until April 22, 2024, to regain compliance with the Minimum Bid Price Requirement.

On April 23, 2024, the Company received a letter from the Staff informing the Company that, while the Company has not regained compliance with the Minimum Bid Price Requirement, the Staff has determined that the Company is eligible for an additional 180 calendar day period, or until October 21, 2024 (the “Second Compliance Period”), to regain compliance. If at any time during the Second Compliance Period, the closing bid price of the Common Stock is at least $1.00 per share for a minimum of 10 consecutive business days, the Staff will provide the Company with written confirmation of compliance. If compliance with the Minimum Bid Price Requirement cannot be demonstrated by October 21, 2024, the Staff will provide written notification that the Common Stock will be delisted. At that time, the Company may appeal the Staff’s determination to a Hearings Panel.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On April 29, 2024, the Company appointed Bryant J. Reeves, III as the Company’s permanent Chief Financial Officer, effective April 29, 2024. Mr. Reeves had previously served as the Company’s Interim Chief Financial Officer since October 13, 2023. In connection with his appointment as Chief Financial Officer, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) approved an increase to the annual base salary of Mr. Reeves from $185,000 to $225,000, effective April 29, 2024. Mr. Reeves was also granted a restricted stock award of 150,000 shares under the Streamline Health Solutions, Inc. Third Amended and Restated 2013 Stock Incentive Plan, as amended (the “2013 Plan”). The shares of restricted stock vest in three (3) equal annual installments, subject to the continued employment of Mr. Reeves on each vesting date.

Compensation Arrangements with Chief Executive Officer

On April 29, 2024, the Compensation Committee approved an increase to the annual base salary of Benjamin L. Stilwill, the Company’s President and Chief Executive Officer, from $350,000 to $375,000, effective April 29, 2024. Mr. Stilwill was also granted a restricted stock award of 170,000 shares under the 2013 Plan. The shares of restricted stock vest in three (3) equal annual installments, subject to the continued employment of Mr. Stilwill on each vesting date.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release, dated April 29, 2024, regarding Fourth Quarter Fiscal 2023 and Fiscal Year End 2023 Financial Results.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STREAMLINE HEALTH SOLUTIONS, INC.

Date: April 29, 2024	By:	/s/ Wyche T. “Tee” Green, III
Wyche T. “Tee” Green, III
Executive Chairman